515 E. Las Olas Boulevard, Suite 1200 | Ft. Lauderdale, FL 33301 | T 954.525.1000 | F 954.463.2030

Holland & Knight LLP | www.hklaw.com

May 20, 2014

Board of Directors

SWK Holdings Corporation

15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248

Re: Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to SWK Holdings Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of (i) subscription rights of the Company (the “Rights”), and (ii) 14,534,884 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), in each case referred to therein, and in connection with the distribution by the Company to record holders of its Common Stock of the Rights to purchase Common Stock (the “Rights Offering”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common stock as of the record date for the distribution of the Rights, in connection with the Rights Offering. This opinion relates to the discussion set forth under the caption “Material United States Federal Income Tax Consequences” of the Registration Statement and is furnished to you at your request in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, the Prospectus, and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In rendering our opinion, we have assumed, with your permission, that (i) the Rights Offering will be consummated as described in the Registration Statement and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. Federal taxation. We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Federal laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, we hereby confirm that each portion of the discussion under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement that is referred to as the opinion of Holland & Knight LLP constitutes our opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Knight LLP

Holland & Knight LLP